EXHIBIT 5

                                 August 19, 1997


         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, DC  20549

         Gentlemen:

         As General Counsel of Solutia Inc., a Delaware corporation having its general offices at 10300 Olive Boulevard, St. Louis, Missouri 63166 (the "Company"), I am familiar with the Regis-tration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, covering 7,200,000 shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") authorized for issuance under the Solutia Inc. 1997 Stock-Based Incentive Plan (the "Plan"). The Plan was adopted by the Company's Board of Directors by unanimous written consent effective as of August 26, 1997 and was approved by its sole stockholder, Monsanto Company, on August 28, 1997.

         I am also familiar with the Company's certificate of incorpora-tion and its by-laws as now in effect, and with all corporate and other proceedings taken by the Board of Directors relative to the authorization of the Plan, including the proposed origi-nal issuance of up to 7,200,000 shares of Common Stock thereun-der.

         It is my opinion that the Company is a corporation duly orga-nized and validly existing under the laws of the State of Dela-ware; that the Plan, including the authority to issue up to 7,200,000 shares of Common Stock thereunder, has been duly authorized by appropriate corporate action of the Company; and that the aforesaid 7,200,000 shares of Common Stock, when delivered pursuant to the provisions of the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to its use in connection there-with. I further consent to the reference to Chemicals' counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference in the Company's registra-tion statement on Form 10 dated August 7, 1997, as amended
         August 19, 1997, and incorporated by reference in this Registration Statement. My consent to the reference to Chemicals' counsel in the note is not an admission that the consent is required by
         Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/  Karl R. Barnickol
                                       Karl R. Barnickol
                                       General Counsel
                                       Solutia Inc.